UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

(Date of earliest event reported): November 25, 2013

LIME ENERGY CO.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization	001-16265 (Commission File #)	36-4197337 (IRS Employer Identification No.)

16810 Kenton Drive, Suite 240, Huntersville North Carolina 28078
(Address of principal executive offices)

(704) 892-4442
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 25, 2013, the Board of Directors (the “Board”) of Lime Energy Co. (the “Company”) terminated the employment of John O’Rourke, its Chief Executive Officer, in which capacity he served as the Company’s principal executive officer.  Mr. O’Rourke remains a director of the Company and a nominee for re-election to the Board at the Annual Meeting of Stockholders to be held on December 3, 2013.

On November 25, 2013, the Board appointed Adam Procell as the Company’s Chief Executive Officer, in which capacity he will serve as the Company’s principal executive officer.  Mr. Procell is currently the Company’s President and Chief Operating Officer.

Until his appointment as President and Chief Operating Officer of the Company in September 2013, Mr. Procell, age 45, was Divisional President and Vice President of Sales and Marketing of the Company. Prior to joining the Company in April 2009, Mr. Procell served as the National Director of Energy Efficiency & Carbon Management for AECOM Technology Corporation (ACM: NYSE).

Mr. Procell entered into an employment agreement with a subsidiary of the Company in March 2009. The employment agreement currently provides that Mr. Procell’s annual base salary shall be determined by the Company in its sole discretion and that he shall be eligible for an annual bonus of up to 50% of his annual base salary.  Mr. Procell’s current annual base salary is $240,000. The employment agreement currently does not provide for any fixed period of employment or severance payments.  This description of Mr. Procell’s employment agreement is not complete and is qualified in its entirety by the employment agreement, a copy of which is attached as exhibit 10.1.

The Company released a press release on November 26, 2013, announcing the change of Chief Executive Officer, a copy of which is attached as exhibit 99.1.

Item 9.01                                                                           Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment Agreement dated April 7, 2009, between Applied Energy Management Energy Consulting, LLC. and Adam Procell.

99.1	Press Release dated November 26 2013.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LIME ENERGY CO.:

Dated: November 26, 2013	By:	/s/ Jeffrey Mistarz
Jeffrey Mistarz, Executive Vice President
Chief Financial Officer & Treasurer